UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 13, 2006 (January 11, 2006)

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)	Appointment of Principal Officer
(1) On January 11, 2006, the Board of Directors of Commercial Metals Company (the “Company”) appointed Leon K. Rusch as Controller of the Company. Mr. Rusch replaces Melinda G. Passmore who was appointed to the position of Vice President and Chief Information Officer of the Company.
(2) Mr. Rusch, age 54, has served as Director of Internal Audit of the Company since December, 2003. He had been employed as Financial Director of the Crop Production Division of CNH Global since 2000 and was formerly Audit Director of Case Corporation. Ms. Passmore, age 46, has served as Controller of the Company since 1999.
(3) The Company has no employment agreement with Mr. Rusch and his employment with the Company will be “at will.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: January 13, 2006
	By:	/s/ William B. Larson

	Name:	William B. Larson
	Title:	Vice President and Chief Financial Officer